Exhibit 99.1

       PMC-Sierra Reports Second Quarter 2003 Earnings Results

    SANTA CLARA, Calif.--(BUSINESS WIRE)--July 17, 2003--PMC-Sierra(TM), Inc. (NASDAQ:PMCS) today reported results for the second quarter of 2003. The Company's net revenues in the second quarter of 2003 were $60.4 million compared to $55.4 million in the first quarter of 2003 and $54.5 million in the same period one year ago. In the second quarter of 2003, net revenues were comprised of $59.6 million of networking revenue and $0.8 million of non-networking revenue.
    Non-GAAP net loss in the second quarter of 2003 was $3.9 million (non-GAAP net loss per share of $0.02) compared to non-GAAP net loss of $6.9 million (non-GAAP net loss per share of $0.04) in the prior quarter. GAAP net loss in the second quarter of 2003 was $9.2 million (GAAP net loss per share of $0.05). This compares to GAAP net loss of $11.5 million in the first quarter of 2003 (GAAP net loss per share of $0.07).
    Non-GAAP net loss in the second quarter of 2003 excludes the following items: (i) a charge of $7.3 million related to the corporate restructuring announced by the Company in January 2003; (ii) a gain on sale of other investments of $5.5 million; (iii) a $3.5 million charge for the impairment of other investments; and (iv) $0.01 million in amortization of deferred stock compensation. For a full reconciliation of GAAP versus non-GAAP net loss for the first and second quarters of 2003 as well as the second quarter of 2002, please see the schedule on page 6 of this release.
    "PMC-Sierra's revenue increased in the second quarter as activity in the service provider sector improved modestly in both Asia and North America," said Bob Bailey, chairman and chief executive officer of PMC-Sierra. "Our continued commitment to investing in next-generation metro transport, MIPS-based(TM) microprocessors, and storage systems related products has resulted in 13 new products being introduced this past quarter."

    Termination of Office Lease Obligation

    On July 8, 2003, PMC-Sierra announced that it completed a transaction that resulted in the elimination of its lease obligation related to the Mission Towers Two building located at Freedom Circle in Santa Clara, CA. As part of the transaction, PMC-Sierra purchased and resold the facility at a net cost of approximately $102 million to the Company. The transaction eliminates the Company's remaining rental commitments for the building of about $215 million that would have been paid through December 2011. In the fourth quarter of 2001, the Company recorded a restructuring charge related to excess facilities. The final settlement costs of terminating Mission Towers Two and other facility leases are expected to be slightly less than the initial estimates accrued in 2001.

    New Products Announced in Second Quarter of 2003 Include the
Following:

    -- RM9000x2GL - a highly integrated 64-bit MIPS-based dual core multiprocessor with 3 ports of 10/100/1000 Ethernet MAC, Generic Packet Interfaces (GPI), and PCI or
        HyperTransport(TM).

    -- RM7900, RM7965, RM7935 - these processors utilize PMC-Sierra's high-end RM9000 family CPU core - - the E9000 - - to optimize performance efficiencies in networking for printer and advanced consumer applications.

    -- QuadPHY(R) 10GX - a low power 4 channel bi-directional transceiver to support a broad range of system applications that require multi-gigabit serial interconnect including Gigabit Ethernet, Fibre Channel, 10GE, 10G Fibre Channel and InfiniBand 4x.

    -- ARROW 24xFE and ARROW 8xFE - these devices deliver 10/100 Ethernet to SONET/SDH mapping into STS-48/STM-16 payload and STS-12/STM-4 payload respectively. Fine bandwidth control is supported through low order Virtual Concatenation enabling carrier-class Ethernet services to be delivered with T1/E1 bandwidth increments.

    -- TUPP(TM) 9953 and WSE 40 - the TUPP 9953 implements a configurable, multi-channel, payload processor that aligns and monitors performance of SONET virtual tributaries or SDH tributary units up to OC-192/STM-64 rates. This device interfaces seamlessly with the WSE 40, a non-blocking, any-casting, multi-mode switch, to provide a complete VT/TU grooming solution.

    -- TSE(TM) 240 - the TSE 240 is a 96 port STS-1/AU-3 granularity cross-connect fabric with integrated MAPS and centralized transport overhead accessibility. MAPS is a major step towards completely integrating critical protection functions of the control plane into the data plane.

    -- QuadPHY(R) RT and QuadPHY(R) XR - the RT is a leading solution for 1.0625 and 2.125 Gbit/s Fibre Channel and Gigabit Ethernet retimer applications. The XR is the industry's smallest and lowest power 4 channel bi-directional retimer for 10 Gigabit Ethernet, 10 Gigabit Fibre Channel and InfiniBand 4x applications.

    -- S/UNI(R) MULTI-48 - this device implements SONET/SDH processing, ATM mapping, and Packet over SONET/SDH (POS) mapping functions at the STS-3c/STM-1 155 Mbit/s, STS-12c/STM-4 622 Mbit/s and STS-48c/STM-16 2488 Mbit/s rate.

    Second Quarter 2003 Conference Call

    Management will review the second quarter 2003 results and provide guidance for the third quarter of 2003 during a conference call at 2:00 pm Pacific Time today. To listen to the call, investors can access an audio webcast of the conference from the Investor Relations page of PMC-Sierra's corporate website at www.pmc-sierra.com. A replay of this webcast will be posted and available two hours after the conference call has been completed. To listen to the conference call live by telephone, please dial 719-457-2665 approximately ten minutes before the 2:00 pm Pacific start time. A phone replay will be available 15 minutes after the completion of the call and can be accessed by dialing 719-457-0820 (replay access code is 596064).

    Third Quarter 2003 Conference Call

    PMC-Sierra will be releasing its results for the third quarter on October 16, 2003. A conference call will be held that day to review the quarter and provide an outlook for the fourth quarter of 2003.

    About PMC-Sierra

    PMC-Sierra is a leading provider of high speed broadband communications and storage semiconductors and MIPS-based(TM) processors for Enterprise, Access, Metro Optical Transport, Storage Area Networking and Wireless network equipment. The Company offers worldwide technical and sales support, including a network of offices throughout North America, Europe and Asia. PMC-Sierra is included in the S&P 500 Index which consists of 500 stocks chosen for market size, liquidity, and industry group representation. The Company is publicly traded on the NASDAQ Stock Market under the PMCS symbol. For more information, visit www.pmc-sierra.com.

    (C) Copyright PMC-Sierra, Inc. 2003. All rights reserved. QuadPHY and SUNI are registered trademarks of PMC-Sierra, Inc. PMC-Sierra, PMC, PMCS and Thinking you can build on, TSE and TUPP are trademarks of PMC-Sierra, Inc. All other trademarks are the property of the respective owners.


                          PMC-Sierra, Inc.
                  NON-GAAP STATEMENTS OF OPERATIONS
            (in thousands, except for per share amounts)
                             (unaudited)

                                          Three Months Ended
                                   ---------------------------------
                                     Jun 29,    Mar 30,     Jun 30,
                                    2003 (1)   2003 (2)    2002 (3)
Net revenues
  Networking                        $ 59,610   $ 55,386   $  53,885
  Non-networking                         768          -         626
                                   ---------- ---------- -----------
  Total                               60,378     55,386      54,511

Gross profit $
  Networking                          38,748     33,501      33,469
  Non-networking                         329          -         268
                                   ---------- ---------- -----------
  Total                               39,077     33,501      33,737
                                   ---------- ---------- -----------

Gross profit %
  Networking                           65.0%      60.5%       62.1%
  Non-networking                       42.8%          -       42.8%
  Total                                64.7%      60.5%       61.9%

Other costs and expenses:
  Research and development            32,173     30,948      34,438
  Marketing, general and
    administrative                    12,151     12,616      16,451
                                   ---------- ---------- -----------
Non-GAAP loss from operations         (5,247)   (10,063)    (17,152)

Interest and other income
  (expense), net                        (106)       548       1,339
                                   ---------- ---------- -----------
Non-GAAP loss before recovery
  of income taxes                     (5,353)    (9,515)    (15,813)

Recovery of income taxes              (1,499)    (2,665)     (4,428)
                                   ---------- ---------- -----------
Non-GAAP net loss                   $ (3,854)  $ (6,850)  $ (11,385)
                                   ========== ========== ===========

Non-GAAP net loss per share         $  (0.02)  $  (0.04)  $   (0.07)

Shares used to calculate non-GAAP     172,289    171,402    169,798
  net loss per share:


Non-GAAP adjustments

The above amounts have been adjusted to eliminate the following:

(1) $0.01 million amortization of deferred stock compensation, a $7.3 million charge for restructuring costs and $2.0 million net gain on other investments. The $7.3 million restructuring charge is comprised of $4.0 million for consolidation of excess facilities, $1.3 million of asset impairments, $1.1 million for obligations incurred in connection with the closure of development sites and $0.8 million for workforce reduction. The $2.0 million net gain on other investments is comprised of a $5.5 million gain on sale of other investments and a $3.5 million charge for impairment of other investments.

(2) $0.4 million amortization of deferred stock compensation, a $6.6 million charge for restructuring costs, $0.5 million gain on sale of other investments and $1.9 million income tax effect related to these non-GAAP adjustments. The $6.6 million restructuring charge is comprised of $6.3 million for workforce reduction and $0.3 million for consolidation of excess facilities.

(3) $0.8 million amortization of deferred stock compensation and $0.6 million gain on sale of other investments.



                          PMC-Sierra, Inc.
                  NON-GAAP STATEMENTS OF OPERATIONS
            (in thousands, except for per share amounts)
                             (unaudited)

                                                Six Months Ended
                                            ------------------------
                                               Jun 29,      Jun 30,
                                              2003 (4)     2002 (5)
Net revenues
  Networking                                 $ 114,996    $ 100,737
  Non-networking                                   768        5,216
                                            -----------  -----------
  Total                                        115,764      105,953

Gross profit $
  Networking                                    72,249       62,403
  Non-networking                                   329        2,233
                                            -----------  -----------
  Total                                         72,578       64,636
                                            -----------  -----------

Gross profit %
  Networking                                     62.8%        61.9%
  Non-networking                                 42.8%        42.8%
  Total                                          62.7%        61.0%

Other costs and expenses:
  Research and development                      63,121       70,672
  Marketing, general and administrative         24,767       33,562
                                            -----------  -----------
Non-GAAP loss from operations                  (15,310)     (39,598)

Interest and other income (expense), net           442        2,760
                                            -----------  -----------
Non-GAAP loss before recovery
  of income taxes                              (14,868)     (36,838)

Recovery of income taxes                        (4,164)     (10,315)
                                            -----------  -----------
Non-GAAP net loss                            $ (10,704)   $ (26,523)
                                            ===========  ===========

Non-GAAP net loss per share                    $ (0.06)     $ (0.16)

Shares used to calculate non-GAAP              171,846      169,656
  net loss per share:


Non-GAAP adjustments

The above amounts have been adjusted to eliminate the following:

(4) $0.4 million amortization of deferred stock compensation, a $13.9 million charge for restructuring costs, $2.5 million net gain on other investments and $1.9 million income tax effect related to these non-GAAP adjustments. The restructuring charge of $13.9 million is comprised of $7.2 million for workforce reduction, $4.3 million for consolidation of excess facilities, $1.3 million of asset impairments and $1.1 million for obligations incurred in connection with the closure of development sites. The $2.5 million net gain on other investments is comprised of $6.0 million gain on sale of other investments and a $3.5 million charge for impairment of other investments.

(5) $1.8 million amortization of deferred stock compensation and $3.1 million gain on sale of other investments.


As a supplement to the Company's consolidated financial statements presented on a generally accepted accounting principles (GAAP) basis, the Company provides additional non-GAAP measures for gross profit, loss from operations, net loss and net loss per share in its press release.

A non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The Company believes that the additional non-GAAP measures are useful to investors for the performance of financial analysis. Management uses these measures internally to evaluate its operating performance and the measures are used for planning and forecasting of the Company's future periods. However, non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.


                          PMC-Sierra, Inc.
               Reconciliation of Non-GAAP Adjustments
                           (in thousands)
                             (unaudited)

                                            Three Months Ended
                                     -------------------------------
                                       Jun 29,    Mar 30,    Jun 30,
                                        2003       2003       2002

Non-GAAP net loss                    $ (3,854)  $ (6,850) $ (11,385)

Amortization of deferred
  stock compensation                      (13)      (412)      (825)
Restructuring costs:
  Workforce reduction                    (812)    (6,384)         -
  Excess facility and contract
    settlement costs                   (4,038)      (260)         -
  Write-down of capitalized
    software licenses                    (357)         -          -
  Write-down of property and
    equipment, net                       (954)         -          -
  Obligations incurred in connection
    with closure of development sites  (1,099)         -          -
Impairment of other investments        (3,500)         -          -
Gain on sale of other investments       5,462        531        619
Income tax effect of above items            -      1,860          -
                                     --------- ---------- ----------
GAAP net loss                        $ (9,165) $ (11,515) $ (11,591)
                                     ========= ========== ==========




                          PMC-Sierra, Inc.
               Reconciliation of Non-GAAP Adjustments
                           (in thousands)
                             (unaudited)

                                                 Six Months Ended
                                             -----------------------
                                                 Jun 29,     Jun 30,
                                                  2003        2002

Non-GAAP net loss                             $ (10,704)  $ (26,523)

Amortization of deferred stock compensation        (425)     (1,812)
Restructuring costs:
  Workforce reduction                            (7,196)          -
  Excess facility and contract
    settlement costs                             (4,298)          -
  Write-down of capitalized
    software licenses                              (357)          -
  Write-down of property and
    equipment, net                                 (954)          -
  Obligations incurred in connection
    with closure of development sites            (1,099)          -
Impairment of other investments                  (3,500)          -
Gain on sale of other investments                 5,993       3,064
Income tax effect of above items                  1,860           -
                                             ----------- -----------
GAAP net loss                                 $ (20,680)  $ (25,271)
                                             =========== ===========



                          PMC-Sierra, Inc.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
            (in thousands, except for per share amounts)
                             (unaudited)

                                            Three Months Ended
                                     -------------------------------
                                      Jun 29,    Mar 30,    Jun 30,
                                       2003       2003       2002
Net revenues
  Networking                         $ 59,610  $  55,386  $  53,885
  Non-networking                          768          -        626
                                     --------- ---------- ----------
  Total                                60,378     55,386     54,511

Cost of revenues                       21,301     21,885     20,774
                                     --------- ---------- ----------
  Gross profit                         39,077     33,501     33,737


Other costs and expenses:
  Research and development             32,173     30,948     34,438
  Marketing, general and
    administrative                     12,151     12,616     16,451
  Amortization of deferred
    stock compensation:
      Research and development            (82)       399        764
      Marketing, general and
        administrative                     95         13         61
  Restructuring costs                   7,260      6,644          -
                                     --------- ---------- ----------
Loss from operations                  (12,520)   (17,119)   (17,977)

Interest and other income
  (expense), net                         (106)       548      1,339
Gain on investments                     1,962        531        619
                                     --------- ---------- ----------
Loss before recovery of income taxes  (10,664)   (16,040)   (16,019)

Recovery of income taxes               (1,499)    (4,525)    (4,428)
                                     --------- ---------- ----------
Net loss                             $ (9,165) $ (11,515) $ (11,591)
                                     ========= ========== ==========

Net loss per common share
  - basic and diluted                $  (0.05) $   (0.07) $   (0.07)

Shares used in per share calculation
  - basic and diluted                 172,289    171,402    169,798



                          PMC-Sierra, Inc.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
            (in thousands, except for per share amounts)
                             (unaudited)

                                                 Six Months Ended
                                             -----------------------
                                               Jun 29,     Jun 30,
                                                 2003        2002
Net revenues
  Networking                                  $ 114,996   $ 100,737
  Non-networking                                    768       5,216
                                             ----------- -----------
  Total                                         115,764     105,953

Cost of revenues                                 43,186      41,317
                                             ----------- -----------
  Gross profit                                   72,578      64,636


Other costs and expenses:
  Research and development                       63,121      70,672
  Marketing, general and administrative          24,767      33,562
  Amortization of deferred
    stock compensation:
      Research and development                      317       1,685
      Marketing, general and administrative         108         127
  Restructuring costs                            13,904           -
                                             ----------- -----------
Loss from operations                            (29,639)    (41,410)

Interest and other income (expense), net            442       2,760
Gain on investments                               2,493       3,064
                                             ----------- -----------
Loss before recovery of income taxes            (26,704)    (35,586)

Recovery of income taxes                         (6,024)    (10,315)
                                             ----------- -----------
Net loss                                      $ (20,680)  $ (25,271)
                                             =========== ===========

Net loss per common share
  - basic and diluted                         $   (0.12)  $   (0.15)

Shares used in per share calculation
  - basic and diluted                           171,846     169,656


                          PMC-Sierra, Inc.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                           (in thousands)

                                                Jun 29,     Dec 29,
                                                 2003        2002
                                             (unaudited)
ASSETS:
Current assets:
  Cash and short-term investments             $ 472,597   $ 411,330
  Restricted cash                                 6,037       5,329
  Accounts receivable, net                       20,727      16,621
  Inventories, net                               22,057      26,420
  Deferred tax assets                             1,123       1,083
  Prepaid expenses and other current assets      16,235      15,499
  Short-term deposits for wafer
    fabrication capacity                          9,147           -
                                             ----------- -----------
    Total current assets                        547,923     476,282

Investment in bonds and notes                    84,743     148,894
Other investments and assets                      9,426      21,978
Deposits for wafer fabrication capacity           4,779      21,992
Property and equipment, net                      37,621      51,189
Goodwill and other intangible assets, net         7,907       8,381
                                             ----------- -----------
                                              $ 692,399   $ 728,716
                                             =========== ===========

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
  Accounts payable                             $ 18,829   $  24,697
  Accrued liabilities                            53,728      53,530
  Income taxes payable                           15,605      21,553
  Accrued restructuring costs                   120,886     129,499
  Deferred income                                17,002      17,982
                                             ----------- -----------
    Total current liabilities                   226,050     247,261

3.75% Convertible subordinated notes
  due August 15, 2006                           275,000     275,000
Deferred tax liabilities                             74       2,764

PMC special shares convertible into 3,104
  (2002 - 3,196) shares of common stock           4,891       5,052

Stockholders' equity
  Capital stock and additional
    paid in capital                             845,815     834,265
  Deferred stock compensation                      (412)     (1,158)
  Accumulated other comprehensive income             68       3,939
  Accumulated deficit                          (659,087)   (638,407)
                                             ----------- -----------
    Total stockholders' equity                  186,384     198,639
                                             ----------- -----------
                                              $ 692,399   $ 728,716
                                             =========== ===========


                          PMC-Sierra, Inc.
                CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (in thousands)
                             (unaudited)

                                                  Six Months Ended
                                               ---------------------
                                                 Jun 29,    Jun 30,
                                                  2003       2002

Cash flows from operating activities:
 Net loss                                      $ (20,680) $ (25,271)
 Adjustments to reconcile net loss to net cash
 used in operating activities:
  Depreciation and amortization                   16,712     24,318
  Gain on sale of investments and other assets    (5,980)    (3,074)
  Impairment of other investments                  3,500          -
  Noncash restructuring costs                      1,311          -
  Changes in operating assets and liabilities:
   Accounts receivable                            (4,106)     2,169
   Inventories                                     4,363      2,876
   Prepaid expenses and other current assets      (1,037)    (2,739)
   Accounts payable and accrued liabilities       (5,670)     2,336
   Income taxes payable                           (5,948)     1,168
   Accrued restructuring costs                    (8,698)   (18,089)
   Deferred income                                  (980)    (4,448)
                                               ---------- ----------
    Net cash used in operating activities        (27,213)   (20,754)
                                               ---------- ----------

Cash flows from investing activities:
 Change in restricted cash                          (708)         -
 Purchases of short-term investments             (71,239)    (5,439)
 Proceeds from sales and maturities
  of short-term investments                      244,369     64,148
 Purchases of long-term bonds and notes          (95,874)   (89,853)
 Proceeds from sales and maturities of
  long-term bonds and notes                      155,225     20,879
 Other investments                                 7,702      4,391
 Proceeds from refund of wafer
  fabrication deposits                             8,066          -
 Purchases of property and equipment              (2,346)    (1,985)
                                               ---------- ----------
    Net cash provided by (used in)
     investing activities                        245,195     (7,859)
                                               ---------- ----------

Cash flows from financing activities:
 Repayment of capital leases and
  long-term debt                                       -       (312)
 Proceeds from issuance of common stock           11,710      8,810
                                               ---------- ----------
    Net cash provided by financing activities     11,710      8,498
                                               ---------- ----------

Net increase (decrease) in cash
 and cash equivalents                            229,692    (20,115)
Cash and cash equivalents,
 beginning of the period                          70,504    152,120
                                               ---------- ----------
Cash and cash equivalents, end of the period   $ 300,196  $ 132,005
                                               ========== ==========

    CONTACT: PMC-Sierra
             Alan Krock, 408-988-1204
              alan_krock@pmc-sierra.com
             David Climie, 408-988-8276
              david_climie@pmc-sierra.com
             Susan Shaw, 408-988-8515
              susan_shaw@pmc-sierra.com